UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   August 20, 2007

Cano Petroleum, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32496	77-0635673
(Commission File Number)	(IRS Employer Identification No.)

801 Cherry Street, Suite 3200
Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

(817) 698-0900
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers

Amendments to Restricted Stock Award Agreements

On August 20, 2007, Cano Petroleum, Inc. (“Cano”) authorized the amendment of all currently outstanding restricted stock award agreements to provide for the immediate vesting of all restricted stock awards upon the occurrence of a “Change in Control” as defined in the Cano Petroleum, Inc. 2005 Long-Term Incentive Plan.  Currently, Cano’s executive officers have the following number of shares of restricted stock:

•                  S. Jeffrey Johnson, Chairman of the Board of Directors and Chief Executive Officer, 135,000 shares;

•                  Morris B. “Sam” Smith, Senior Vice President and Chief Financial Officer, 180,000 shares;

•                  Patrick McKinney, Senior Vice President — Engineering and Operations, 145,000 shares; and

•                  Michael J. Ricketts, Vice President and Chief Accounting Officer, 30,000 shares.

Approval of Amendment to Form of Restricted Stock Award Agreement

Also, on August 20, 2007, Cano authorized an amendment to the current Form of Restricted Stock Award Agreement to include a provision providing for the immediate vesting of restricted stock awards upon the occurrence of a “Change in Control” as defined in the Cano Petroleum, Inc. 2005 Long-Term Incentive Plan.

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANO PETROLEUM, INC.

Date: August 24, 2007
	By:	/s/ Michael J. Ricketts
Michael J. Ricketts
Vice President and
Chief Accounting Officer